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                      EMPLOYMENT AGREEMENT, NON-COMPETITION
                          AND CONFIDENTIALITY AGREEMENT

    THIS AGREEMENT made as of the 15th day of September 1997, by and between Proflight Medical Response, Inc., a Colorado corporation, with its principal office at 7211 S. Peoria Street, Littleton, Colorado 80122 (the "Company") and Steven B. Myers, residing at __________________________________ (the
"Employee").

                     W I T N E S S E T H

     WHEREAS, the Company is engaged in air ambulance transport services (the "Business"); and

     WHEREAS, the Company is desirous of employing the Employee on a full-time basis as its Assistant Vice President of marketing and contracting on the terms and conditions hereinafter set forth; and

     WHEREAS, the Employee is desirous and willing to accept such employment on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and the Employee agree as follows:

1. Incorporation of Recitals.

     The recitals set forth above are incorporated herein by reference and made part of this Agreement.

2. Employment and Term.

     (a) The Company hires and employs the Employee and the Employee agrees to perform for the Company, the services set forth in Paragraph 3 hereof, on a full-time basis under the terms and conditions hereinafter set forth.

     (b) The term of this Agreement (the "Initial Term") shall commence on the closing date of the Company's initial public offering (the "Commencement Date") and shall continue until the fifth (5th) anniversary of the Commencement Date. This Agreement will automatically renew for successive one (1) year periods upon the terms and conditions contained herein ("Renewal Option"), unless the Employee has advised the Company and/or the Company has advised the Employee, at least sixty (60) days prior to the end of the Initial Term or the end of any other year extended by the Renewal Option, of either party's intention not to extend the Agreement beyond any such term. Hereinafter, the Initial Term and any successive one-year periods shall collectively be referred to as the "Term."




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3.  Extent of Service.

     (a) During the Term, the Employee shall serve on a full-time basis as Assistant Vice President of marketing and contracting and have the responsibility for the day to day management of the business of the Company.

     (b) The Employee shall devote all of his business time, skill, labor and attention to the affairs of the Company, and shall promptly and faithfully, perform all services pertaining thereto that are or may hereafter be required of him by the Company, provided that such services shall be consistent with his position as Assistant Vice President of marketing and contracting of the Company. Nothing in this Agreement shall preclude the Employee from devoting time to managing his personal investments, provided that such investments are not in competition with the business of the Company and that such activities do not unreasonably interfere with the Performance of his duties hereunder.

4. Compensation.

     (a) Base Compensation. As base compensation for the services rendered hereunder, the Employee shall be paid a salary of $70,000.00 per annum.

     (b) Bonuses and Additional Benefits. The Employee may be awarded bonuses as agreed and set by the Board of Directors of the Company. Employee shall also be entitled to, and shall be accorded, all rights and benefits under any executive incentive plan (including the Company's Stock Option Plan), monetary bonus plan, participation or extra compensation plan, pension plan, profit sharing plan, disability insurance, health and major medical insurance policy or policies, and any other plans or benefits that the Company may from time to time provide for any officers generally during the Term. The Company shall accord the Employee such rights and benefits on a basis no less favorable than any other officers of comparable status of the Company or its subsidiaries or affiliates.

     Notwithstanding any other provision of this Agreement, if, at the end of either of the first two years commencing on the effective date of the Company's Registration Statement filed with the Securities and Exchange Commission in connection with the pending initial public offering, the Company achieves $1,000,000 in pretax profits, before depreciation and amortization, the Employee shall receive a stock bonus in the amount of ___________ shares of the Company's Common Stock provided, however, that the Company shall not issue such stock bonus to the Employee if it is determined, based upon the audited financial statements during the year in which it is to be granted, that the issuance of such a stock bonus would negatively affect the listing of the Company's Common Stock


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on the Nasdaq SmallCap Market. Such bonus shall be subject to vesting at a rate of 50% upon realization by the Company of the minimum $1,000,000 in pretax profits and 25% on each of the next two anniversaries thereof.

     (c) Vacation and Sick Leave. For each year during which this Agreement is in effect, Employee shall be entitled to vacation and sick leave benefits, without a deduction of salary or other compensation in accordance with the Company's standard policies. The Employee shall have no less than four(4) weeks vacation per year, provided the Employee works full time each year for the Company and under the terms of this Agreement. Such vacation shall be taken at such time or times during such year as may be mutually agreed upon by the Company and the Employee.

     (d) Business Expenses. The Employee shall be authorized to incur reasonable business expenses for promoting the business of the Company, including expenditures for entertainment, gift and travel, within the guidelines as are set by the Board of Directors of the Company and which are consistent with the Internal Revenue Service guidelines, provided that the Employee submits vouchers therefore in the form reasonably satisfactory to the Company.

     (e) Other Benefits. The Company will provide the Employee with fringe benefits in the aggregate not less favorable than those received generally by other officers of comparable status of the Company.

5. Life Insurance.

     The Company, in its discretion may apply for and procure as owner and for its own benefit insurance on the life of the Employee, in such amounts and in such form or forms as the Company may choose.

6. Disability and Death of Employee.

     (a) Disability. For purpose hereof, the term "disability" shall mean the inability of the Employee to work for a period of six (6) consecutive months or any 140 days in any 185 day period. In the event the Employee shall become disabled, the Employee shall be entitled to all base compensation due and payable pursuant Paragraph 4(a) for a period of six (6) months following the date that he is determined to have become disabled pursuant to the previous sentence. Such amounts payable shall be offset by any amounts paid to the Employee under disability insurance policies maintained by the Company.

     (b) Death. In the event of death during the Term, the normal monthly compensation of the Employee shall be paid and all benefits the Employee was then receiving will continue to be paid to the Employee's spouse or his survivors for a period of one (1) year. In



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all other respects, this Agreement shall be deemed to terminate upon death of the Employee.

7. Covenant Not To Compete

     (a) The Employee hereby acknowledges and recognizes the highly competitive and confidential nature of the Company's business, and for the consideration stated above, accordingly agrees that, unless the employee is terminated without cause, during the entire period, commencing with the Commencement Date, he Employee's employment by the Company, to include twelve (12) months after the termination of the Employee's employment with the Company, Employee will not directly or indirectly, in any capacity:

     (i) Engage in any capacity in any business endeavor which has among its purposes and/or endeavors air ambulance services or elated businesses within 100 miles of any geographic area, city and/or state in which the Company's services have been provided within the last year.

     (ii) Induce employees of the Company, or any of it:s respective subsidiaries, to terminate their employment or to engage in any activities hereby prohibited to the Employee;

     (iii) Contact, communicate or solicit any customer and/or any contact of the Company derived from any customer list, customer lead, mail, printed material or other information of the Company with any other party.

     (iv) Discuss any activities, methods of operation, finances, confidential practices and private business information of the Company with any other party.

     (b) It is expressly understood and agreed that although the Employee and the Company consider the restrictions contained in clause (a) above to be reasonable, for the purpose of reserving for the Company or any of its subsidiaries, their good will and other proprietary rights, if a final judicial determination is made by a Court having jurisdiction as to the restrictions agreed to by the parties hereto the provisions of such restriction clauses by this Agreement shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such Court may judicially determine or indicate to be reasonable.

     (c) As to the reasonableness of the non-competition and restrictive covenants contained herein, Employee further acknowledges and confesses that he is capable of making a living in employment areas other than the business engaged in by the Company, and, that the non-competition and restrictive covenants contained herein will not in the least manner impair or interfere with



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Employee from earning a living after Employee terminates his relations with the
Company.

8. Disclosure of Information.

     The Employee acknowledges that the Company's trade secrets, private or secret processes as they may exist from time to time, and confidential information concerning their services, development, all technical information, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning customers and other trade secrets are valuable, special and unique assets of the Company and its subsidiaries, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. In light of the highly competitive nature of the industry in which the Company and its subsidiaries' business is conducted, the Employee further agrees that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future obtained by him as a result of his employment by the Company or its subsidiaries shall be considered confidential information. In recognition of this fact, the Employee agrees that he will not, during or after the Term, disclose any such secrets, processes or information to any person or their entity for any reason or purpose whatsoever, except as is necessary in the performance of his duties as an employee of the Company or its subsidiaries and then only upon a written confidentiality agreement in such form and content as requested by the Company from time to time; nor shall the Employee make use of any such secrets, processes or information (other than information in the public domain) for his-own purposes or for the benefits of any person or other entity (except the Company and its subsidiaries) under any circumstances during or after the Term.

9. Termination.

(a) The Employee's employment may be terminated at any time during the Term for Cause (as hereinafter defined) by action of the Board of Directors of the Company upon giving the Employee notice of such termination at least thirty (30) days prior to the date upon which termination shall take effect. As used herein, the term "Cause" shall mean any of the following events:

     (i) The Employee's conviction of or plea of guilty or nolo contendere to a crime involving moral turpitude.

     (ii) The Employee's willful misconduct, or neglect of duties or failure to act with respect to duties or actions previously communicated to the Employee in writing by the Board of Directors of the Company.

     If the Employee's employment is terminated under the provisions of this
Section 9(a) all rights of the Employee


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pursuant to Section 4 hereof shall cease as of the effective date of such termination.

     (b) Upon the termination of this Agreement, other than for cause, the Company shall be responsible to pay the Employee the salary he was presently earning and continue all benefits available to the Employee hereunder for an additional one (1) year period from the date of termination.

     (c) Upon the termination of this Agreement, for any reason, the Employee (or his estate) shall be entitled to receive payment for base compensation earned and accrued prior to the date of such termination.

     (d) If this Agreement shall be terminated as a result of a violation of the terms hereof by the Company, the Employee shall be entitled to all remedies and damages available under applicable law. The Employee shall not be required to mitigate damages.

10. Arbitration.

     Any and all disputes between the Employee and the Company arising with respect to the employment by the Company or any of its subsidiaries, including any dispute arising under this Agreement, shall be submitted to binding, expedited arbitration in Denver, Colorado under the then prevailing rules of the American Arbitration Association.

11. Assignment.

     This Agreement shall not be assignable by the Employee. This Agreement is assignable by the Company and/or any of its subsidiaries to any successor in interest of the Company or any of its subsidiaries.

12. Notices.

     All notices, requests, demands and communications under or in respect hereof shall be deemed to have been duly given and made if in writing (including fax) if delivered by hand or by pre-paid registered or certified mail to the party concerned at its address appearing below or sent by fax to the number and with a copy as indicated below. Service shall be deemed to be effective: so far as delivery by hand is concerned when handed to the recipient or left at the recipient's address; by post two days after posting; by fax on the same day as dispatch and receipt is confirmed. The said addresses and fax numbers are as follows:



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If to the Employee:

Steven B. Myers
---------------
---------------
---------------

If to the Company:

Proflight Medical Response, Inc.
7211 S. Peoria Street
Littleton, Colorado 80112
Attn: David Cohen
Tel: 800-949-5387
Fax: 303-799-1367

13. Complete Agreement; Amendments

     This Agreement contains the full and complete understanding of the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No amendment or modification of this Agreement shall be valid unless made pursuant to an instrument signed by the Company and the Employee.

14. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

15. Severability.

     If any one or more of the terms, provisions, coven,ants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any one or more of the provisions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad or vague as to duration, geographical scope, activity or subject or otherwise, this Agreement shall be construed by limiting, reducing or defining it, so as to be enforceable to the fullest extent compatible with then applicable law.

16. Headings.

     The descriptive headings of the several Paragraphs of this



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Agreement are inserted for convenience only and do not constitute a part of this
Agreement.

17. Prior Employment Agreements.

     This Agreement supersedes all prior employment agreements between the parties.

18. Waiver of Breach.

     The waiver by the Company or Employee of a breach of any provision of this Agreement by the Company or the Employee shall not operate or be construed as a waiver of any subsequent breach by the Company or the Employee.

19. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall constitute one and the same agreement.



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      IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                PROFLIGHT MEDICAL RESPONSE, INC.

                                                By:
                                                    ----------------------------
                                                    David Cohen,
                                                    Chief Financial Officer

                                                    ----------------------------
                                                    Steven B. Myers

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